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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-28763) pertaining to the 1997 Stock Option Plan and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc. of our report dated January 19, 1998, with respect to the financial statements and schedule of Amazon.com, Inc. included in the Annual Report (Form 10-K) of Amazon.com, Inc. for the year ended December 31, 1997.

                                             ERNST & YOUNG LLP
Seattle, Washington
March 30, 1998